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EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Alaska Airlines, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bradley D. Tilden, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that, for the reasons described in the Report, the Company's new independent public accountants have not completed their review of the unaudited financial statements included in the Report as required by Rule 10-01(d) of Regulation S-X; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company


/s/ Bradley D. Tilden


Bradley D. Tilden
Chief Financial Officer
August 14, 2002